Exhibit 10.3
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
(CEO)
This Second Amendment to Employment Agreement is executed as of the 1st day of October, 2009, by and between TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), and Frederick A. Robertson, M.D., an individual (“Employee”), and amends that certain Employment Agreement (the “Employment Agreement”) between the Employee and Company entered into effective November 5, 2008 and amended as of July 1, 2009.
RECITALS
The Company and the Employee wish to revise Section 1.1 of the Employment Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and Employee,
IT IS HEREBY AGREED AS FOLLOWS:
1. Article 1.1 of the Employment Agreement is deleted in its entirety and replaced by the following:
Article 1.1 Term of Employment. The Company employs Employee, and Employee accepts employment by the Company, for the period commencing on November 5, 2008 and ending on March 31, 2010, subject to earlier termination as hereinafter set forth in Article III (the “Employment Term”). This Agreement shall be automatically extended for successive additional one-year periods beginning on March 31, 2010 and each subsequent anniversary thereof (each such extension on a subsequent anniversary of March 31, 2010 an “Extension Period”) unless, at least 60 days prior to any then current Extension Period, either party provides the other with a written notice of intention not to renew, in which case Employee’s employment with the Company, and the Company’s obligations hereunder shall terminate as of the end of said Extension Period, except to the extent specifically provided herein. The terms of this Agreement during any Extension Period shall be the same as the terms in effect immediately prior to such extension, subject to any such changes or modifications as mutually may be agreed between the parties as evidenced in a written instrument signed by both the Company and Employee.
2. All other provisions of the Employment Agreement, as amended, are not altered by this Second Amendment and remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year written above.

EMPLOYEE:	COMPANY:

Frederick A. Robertson, M.D.	TomoTherapy Incorporated

/s/ Frederick A. Robertson, M.D.	/s/ Thomas E. Powell

Thomas E. Powell
Chief Financial Officer

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